Exhibit 25.2

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

___________________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
240 Greenwich Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

Stellantis Finance US Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1818372 (I.R.S. employer identification no.)
1000 Chrysler Drive Auburn Hills, Michigan U.S.A. (Address of principal executive offices)	48326 (Zip code)

Stellantis N.V.
(Exact name of obligor as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Taurusavenue 1 2132 LS Hoofddorp The Netherlands (Address of principal executive offices)	(Zip code)

Debt Securities
and Guarantees of Debt Securities
(Title of the indenture securities)
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1.    General information. Furnish the following information as to the Trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 204
The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act").

1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4. A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-261533).

6.     The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to     Form T-1 filed with Registration Statement No. 333-229519).

7.     A copy of the latest report of condition of the Trustee published pursuant to law     or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 21st day of July, 2026.

THE BANK OF NEW YORK MELLON

By: /s/ Peggy Guel
Name: Peggy Guel
Title:     As Agent

Exhibit 7
Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2026, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions: Noninterest-bearing balances and currency and
coin...........................................................................	5,151,000
Interest-bearing balances..........................................	179,331,000
Securities:
Held-to-maturity securities......................................	48,830,000
Available-for-sale debt securities................................	106,552,000
Equity securities with readily determinable fair values not held for trading……………..................	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices.....................	0
Securities purchased under agreements to resell......	24,813,000
Loans and lease financing receivables: Loans and leases held for sale………….............….	0
Loans and leases held for investment………..........	60,448,000
LESS: Allowance for credit losses on loans and leases………............................................	211,000
Loans and leases held for investment, net of allowance.................................................................	60,237,000
Trading assets..............................................................	8,224,000
Premises and fixed assets (including right-of-use assets)........................................................................	3,478,000
Other real estate owned...............................................	0
Investments in unconsolidated subsidiaries and associated companies...............................................	2,481,000
Direct and indirect investments in real estate ventures ……………………..…………………….	0
Intangible assets…………………….....…………….	7,343,000
Other assets.................................................................	20,909,000
Total assets..................................................................	467,349,000

LIABILITIES
Deposits:
In domestic offices...................................................	302,628,000
Noninterest-bearing..................................................	124,486,000
Interest-bearing........................................................	178,142,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs...........................................	117,096,000
Noninterest-bearing..................................................	10,404,000
Interest-bearing........................................................	106,692,000
Equity securities with readily determinable fair values not held for trading…......…………............	0
Federal funds sold and securities purchased under agreements to repurchase: Federal funds sold in domestic offices....................	0
Federal funds purchased in domestic offices..............	0
Securities sold under agreements to repurchase....................................................................	2,787,000
Trading liabilities........................................................	2,480,000
Other borrowed money: (includes mortgage indebtedness)…...................….	3,682,000
Not applicable
Not applicable
Subordinated notes and debentures ...................................................................	0
Other liabilities............................................................	9,576,000
Total liabilities.............................................................	438,249,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus…………………………….................……….	0
Common stock.............................................................	1,135,000
Surplus (exclude all surplus related to preferred stock)...........................................................................	13,112,000
Retained earnings........................................................	16,871,000
Accumulated other comprehensive income…....……	-2,018,000
Other equity capital components……….....…………	0
Total bank equity capital.............................................	29,100,000
Noncontrolling (minority) interests in consolidated subsidiaries ………….....……………	0
Total equity capital......................................................	29,100,000
Total liabilities and equity capital...............................	467,349,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince
Jeffrey A. Goldstein	Directors
Joseph J. Echevarria